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                              TERMINATION AGREEMENT


                  THIS TERMINATION AGREEMENT, dated as of the 13th day of January 2000, by and among PICK COMMUNICATIONS CORP, a Nevada corporation ("Pick") LEBOW INVESTMENTS LTD., a British Virgin Island corporation ("Lebow") and ATLANTIC TELENETWORK, INC., a Delaware corporation ("ATN").

                                    RECITALS
                                    --------

                  WHEREAS, Lebow and ATN entered into that certain Option Agreement dated as of September 13, 1999 (the "Option Agreement") relating to the purchase of all the outstanding capital stock of PICK Net, Inc. and PICK Net UK PLC (the "Companies"); and

                  WHEREAS, Lebow and ATN have made a mutual decision not to complete the transaction contemplated by the Option Agreement; and

                  WHEREAS, neither Lebow nor ATN has commenced performance under the Option Agreement, and Lebow and ATN wish to terminate the Option Agreement and declare it a nullity, without any liability or obligation on the part of either party thereto; and

                  WHEREAS, in consideration for terminating the Option Agreement, the Board of Directors of PICK, the parent of the Companies, has authorized the issuance to ATN of warrants (the "Warrants") to purchase one million shares of the common stock of PICK at an exercise price of $2.00 per share.

                  NOW, THEREFORE, Pick, Lebow and ATN agree as follows:

1. Pick hereby represents and warrants to ATN:

   1.1. The total number of shares of common stock which Pick has outstanding or has committed to issue, under options, warrants, convertible securities or contractual agreements or arrangements of any kind whatsoever, does not exceed 16 million shares of common stock as of the date of this Termination Agreement;

   1.2. The Warrants have been duly authorized by the board of directors of Pick, and the issuance of the Warrants will not violate any provision of Pick's certificate of incorporation or bylaws or any agreement (of any nature whatsoever) to which Pick or any of its subsidiaries or affiliates is a party and, except with respect to the number of shares of common stock issuable upon conversion of Pick's 10% Senior Secured Notes in the original aggregate principal amount of $9,900,000, will not give rise to any right of any stockholder or any other person to acquire shares of common stock of Pick from Pick.

2. On or prior to January 7, 2000, Pick shall issue and deliver to ATN a certificate or certificates for the Warrants, which shall be substantially in the form of Exhibit A to this Termination Agreement.










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3. Subject to the accuracy of the representations and warranties made by Pick in paragraph 1 of this Termination Agreement and to the receipt by ATN of the Warrants on or before January 7, 2000 in accordance with paragraph 2 of this Termination Agreement, Lebow and ATN agree that the Option Agreement is hereby terminated and declared null and void, and neither Lebow nor ATN shall have any further liability or obligation to the other arising under the Option Agreement.

4. This Termination Agreement shall have no effect upon any obligations of the Companies or Pick or any of its subsidiaries under the Discretionary Credit Agreement dated as of September 13, 1999 among the Companies and ATN or any Credit Documents (as defined in said Discretionary Credit Agreement) or any promissory notes heretofore issued by the Companies or by PICKSat Inc. to ATN.

                  IN WITNESS WHEREOF, Pick, Lebow and ATN have caused this Termination Agreement to be executed by its duly authorized representative as of the date first above written.


PICK COMMUNICATIONS CORP.


By: /s/ Diego Leiva
    -------------------------------
    Name: Diego Leiva
    Title: Chairman


LEBOW INVESTMENTS LTD.                     ATLANTIC TELENETWORK, INC.



By: /s/ Robert Sams                        By: /s/ Steven M. Ross
    -------------------------------            ------------------------------
    Name: Robert Sams                          Name: Steven M. Ross
    Title: President                           Title: Chief Financial Officer


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